UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 3, 2010

CITY NATIONAL BANCSHARES CORPORATION
(Exact name of registrant as specified in charter)

State of New Jersey	0-11535	22-2434751
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

900 Broad Street, Newark, New Jersey		07102
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (973) 624-0865

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On November 3, 2010, City National Bancshares Corporation (the “Corporation”) entered into a First Amendment to Credit Agreement (the “Amendment”) with The Prudential Insurance Company of America (“Prudential”) amending and modifying that certain Credit Agreement by and between the Corporation and Prudential, dated as of February 21, 2007 (the ”Credit Agreement”).

The purpose of the amendment was to: (a) modify the use of proceeds provisions of the Credit Agreement governing Prudential’s $5,000,000 unsecured term loan to the Corporation so that the Corporation could convert its $5,000,000 subordinated loan to its wholly-owned subsidiary City National Bank of New Jersey (“CNB”) into equity of CNB that will be treated by CNB’s primary regulator, the Office of the Comptroller of the Currency (“OCC”), as “Tier I” regulatory capital; (b) waive certain events of default resulting from CNB’s entry into the formal agreement, dated June 29, 2009, with the OCC and failure to meet certain other material obligations, including deferral of dividends to its Series F and G Preferred Stock holders and deferral of certain obligations to holders of debentures related to its trust preferred securities; (c) waive any default interest that may have accrued during the pendency of such events of default; and (d) amend and restate the financial covenants of the Credit Agreement.

On November 30, 2010, upon receipt of OCC approval the subordinated loan was  converted into equity.

The foregoing summary of the above described Amendment is not intended to be complete, and is qualified in its entirety by reference to the Amendment which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.                                                      Description of Exhibit

10.1	First Amendment to Credit Agreement, dated as of November 3, 2010, by and among City National Bancshares Corporation and The Prudential Insurance Company of America

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY NATIONAL BANCSHARES CORPORATION
Date: December 7, 2010	By:	/s/ Edward R. Wright
Edward R. Wright
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.                                                      Description of Exhibit

10.1	First Amendment to Credit Agreement, dated as of November 3, 2010, by and among City National Bancshares Corporation and The Prudential Insurance Company of America

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